Exhibit 99.1

                   Badger Meter Reports Record Quarter Sales

    MILWAUKEE--(BUSINESS WIRE)--July 20, 2006--Badger Meter, Inc.
(AMEX:BMI) today reported record sales for the second quarter ended
June 30, 2006.

    Second Quarter Highlights

    -- Net sales were a record $62,405,000 for the second quarter of 2006, an 8.7% increase from sales of $57,432,000 for the second quarter of 2005.

    -- Net earnings were $4,049,000 for the second quarter of 2006, a 2.6% decrease from earnings of $4,159,000 for the same period in 2005, due principally to higher metal costs.

    -- Diluted earnings per share were $0.28 for the second quarter of 2006, a 6.7% decrease from earnings of $0.30 per share for the comparable prior period.

    -- Per share amounts have been restated to reflect a 2-for-1 stock split on June 15, 2006 in the form of a 100% stock dividend.

    Six Months Highlights

    -- Net sales were $123,441,000 for the first six months of 2006, a 10.3% increase from sales of $111,864,000 for the same period in 2005.

    -- Net earnings were $8,280,000 for the first half of 2006, a 7.3% increase from earnings of $7,715,000 for the first half of 2005.

    -- Diluted earnings per share were $0.58 for the first six months of 2006, a 5.5% increase from earnings of $0.55 per share for the same period in 2005.

    "Our sales continued to build momentum in the second quarter. The improvement was driven by double-digit increases in sales of our Orion(R) proprietary mobile radio frequency automatic meter reading
(AMR) system and commercial products for the utility market. Overall, sales of products for the residential utility market were up for the quarter, while sales of industrial products were basically flat," said Richard A. Meeusen, chairman, president and chief executive officer of Badger Meter.
    "While we are pleased with our top-line performance, our bottom line results did not meet our expectations. The profit margin declined two percentage points in the second quarter due to the significant increase in the price of copper, a primary material used in our water meters. We recently announced price increases that will be implemented in the third quarter to partially offset the higher cost of copper. In addition, the performance of our operation in Nancy, France, was again a disappointment. We are continuing to explore our options for this business," said Meeusen.
    Meeusen noted that the company's new facility in Nogales, Mexico is nearing completion. "We will transition production from our current Rio Rico, Arizona facility to this location over the next few months and expect to be in full production by year end. The new facility is expected to improve manufacturing efficiency and reduce costs," said Meeusen.
    "We remain optimistic about continued growth in sales for the second half of the year. Customer acceptance for our Orion product is very strong, as evidenced by the recent installation of our 1,000,000th unit, just over three years after the product was first introduced to the market. On the earnings side, we continue to be concerned about the impact of copper costs on margins, although we do expect to see some relief from the price increases," added Meeusen.

    About Badger Meter

    Badger Meter is a leading marketer and manufacturer of flow measurement and control technology, developed both internally and with other companies, as well as the leader in providing digital connectivity to leading AMR technologies. Its products are used to measure and control the flow of liquids in a variety of applications.
    Certain statements contained in this news release, as well as other information provided from time to time by Badger Meter, Inc. (the "Company") or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. The words "anticipate," "believe," "estimate," "expect," "think," "should" and "objective" or similar expressions are intended to identify forward looking statements. All such forward looking statements are based on the Company's then current views and assumptions and involve risks and uncertainties that include, among other things:

    -- the continued shift in the Company's business from lower cost, local read meters toward more expensive, value-added automatic meter reading (AMR) systems;

    -- the success or failure of newer Company products, including the Orion(R) radio frequency mobile AMR system, the absolute digital encoder (ADE(TM)) and the Galaxy(R) fixed network AMR system;

    -- changes in competitive pricing and bids in both the domestic and foreign marketplaces, and particularly in continued intense price competition on government bid contracts for lower cost, local read meters;

    --  the actions (or lack thereof) of the Company's competitors;

    -- changes in the Company's relationships with its alliance partners, primarily its alliance partners that provide AMR connectivity solutions, and particularly those that sell products that do or may compete with the Company's products;

    -- changes in the general health of the United States and foreign economies, including housing starts in the United States and overall industrial activity;

    -- increases in the cost and/or availability of needed raw materials and parts, including recent increases in the cost of brass housings as a result of increases in the commodity prices for copper and zinc at the supplier level and resin as a result of increases in petroleum and natural gas prices;

    -- the ability to improve operating results for foreign markets that have experienced historical losses;

    -- changes in foreign economic conditions, particularly currency fluctuations between the United States dollar and the euro; and

    -- changes in laws and regulations, particularly laws dealing with the use of lead (which can be used in the manufacture of certain meters incorporating brass housings) and Federal Communications Commission rules affecting the use and/or licensing of radio frequencies necessary for AMR products.

    All of these factors are beyond the Company's control to varying degrees. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward looking statements and are cautioned not to place undue reliance on such forward looking statements. The forward looking statements made in this document are made only as of the date of this document and the Company assumes no obligation, and disclaims any obligation, to update any such forward looking statements to reflect subsequent events or circumstances.


                Badger Meter company news is available
        24 hours a day, on-line at: http://www.badgermeter.com.



                          BADGER METER, INC.
                 CONSOLIDATED STATEMENT OF OPERATIONS
                             (Unaudited)


                       Six Months Ended June 30,

                                             2006            2005
                                             ----            ----
Net sales                                $123,441,000    $111,864,000
Gross margin                              $41,707,000     $39,439,000
Earnings before income taxes              $14,577,000     $13,210,000
Provision for income taxes                 $6,297,000      $5,495,000
Net earnings                               $8,280,000      $7,715,000
Earnings per share(1):
             Basic                              $0.60           $0.57
             Diluted                            $0.58           $0.55
Shares used in computation of(1):
             Basic                         13,709,700      13,426,628
             Diluted                       14,254,306      13,926,544



                      Three Months Ended June 30,

                                             2006            2005
                                             ----            ----

Net sales                                 $62,405,000     $57,432,000
Gross margin                              $20,595,000     $20,084,000
Earnings before income taxes               $7,283,000      $7,182,000
Provision for income taxes                 $3,234,000      $3,023,000
Net earnings                               $4,049,000      $4,159,000
Earnings per share(1):
             Basic                              $0.29           $0.31
             Diluted                            $0.28           $0.30
Shares used in computation of(1):
             Basic                         13,866,729      13,449,654
             Diluted                       14,381,426      13,996,664


(1)Per share amounts and number of shares have been restated to reflect the 2-for-1 stock split paid on June 15, 2006.



                          BADGER METER, INC.
                CONSOLIDATED CONDENSED BALANCE SHEETS



              Assets                        June 30       December 31
              ------                         2006            2005
                                             ----            ----
                                         (Unaudited)
Cash                                       $3,509,000      $4,403,000
Receivables                                38,255,000      30,450,000
Inventories                                36,270,000      31,970,000
Other current assets                        6,464,000       5,741,000

                                        -------------   -------------
   Total current assets                    84,498,000      72,564,000

Net property, plant and equipment          46,510,000      43,870,000
Prepaid pension                            16,822,000      17,726,000
Other long-term assets                      5,173,000       5,127,000
Goodwill                                    6,871,000       6,580,000

                                        -------------   -------------
   Total assets                          $159,874,000    $145,867,000
                                        =============   =============



   Liabilities and Shareholders' Equity
   ------------------------------------

Short-term debt and current portion
 long-term debt                           $25,577,000     $16,278,000
Payables                                   14,872,000      11,484,000
Accrued compensation and employee
 benefits                                   5,659,000       6,436,000
Other liabilities                           5,919,000       5,388,000

                                        -------------   -------------
   Total current liabilities               52,027,000      39,586,000

Deferred income taxes                       6,597,000       6,584,000
Long-term employee benefits and other      10,901,000      10,921,000
Long-term debt                              6,966,000      15,360,000
Shareholders' equity                       83,383,000      73,416,000

                                        -------------   -------------
   Total liabilities and
    shareholders' equity                 $159,874,000    $145,867,000
                                        =============   =============

    CONTACT: Badger Meter, Inc.
             Joan C. Zimmer, 414-371-5702